SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 10/31/2004
FILE NUMBER 811-1424
SERIES NO.: 14


74U.     1.   Number of shares outstanding (000's Omitted)
              Class A Shares                  12,156
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B Shares                   7,064
              Class C Shares                   2,566
              Class R Shares                      81
              Investor Shares                  5,704
              Institutional Shares             1,514


74V.     1.   Net asset value per share (to nearest cent)
              Class A Shares                 $ 12.36
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B Shares                 $ 12.02
              Class C Shares                 $ 12.02
              Class R Shares                 $ 12.31
              Investor Shares                $ 12.37
              Institutional Shares           $ 12.38